Exhibit 10.9

EMPLOYEE SHARE PURCHASE PLAN

WHEREAS, EagleRock Land, LLC, a Texas limited liability company (the “Company”), desires to establish an employee share purchase plan to provide employees of the Company designated by the Company with an opportunity to purchase shares of common stock of the Company through Offerings of Options at a discount so as to further incentivize them to work for the continued success of the Company;

NOW THEREFORE, the Company hereby establishes the EagleRock Land LLC Employee Share Purchase Plan (the “Plan”), effective May 15, 2026, as follows:

Section 1. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Account” means the bookkeeping account maintained by the Administrative Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

(b)

“Administrative Committee” means committee appointed to administer the Plan, which shall be the Compensation Committee or another committee consisting of not less than two directors of the Company appointed by the Board, each of whom shall qualify as non-employee directors and in the absence of such committee, the Board.

(c)

“Authorized Leave of Absence” means a bona fide leave of absence from service with the Company if the period of the leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company is guaranteed either by statute or contract.

(d)

“Base Compensation” means base salary and overtime, excluding payments for shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

(e)	“Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant as determined under Section 11(m).

(f)	“Board” means the board of directors of the Company.

(g)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the Compensation Committee of the Board.

(i)	“Company” means EagleRock Land LLC, a Texas limited liability company.

(j)

“Corporation” has the meaning prescribed by Section 7701(a)(3) of the Code and Treasury Regulation Section 301.7701-2(b). For example, the term Corporation includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company that is treated as a corporation for all United States Federal income tax purposes.

(k)

“Employee” means any individual employed by the Company, which, for the avoidance of doubt, excludes (i) any independent contractor, (ii) any consultant, (iii) any individual performing services for the Company who has entered into an independent contractor or consulting agreement with the Company; (iv) any individual performing services for the Company under an independent contractor or consulting agreement, a purchase order, a supplier or staffing agreement or any other agreement that the Company enters into for services; and (v) any individual whose terms and conditions of employment are governed by a collective bargaining agreement resulting from good faith collective bargaining where participation under the Plan has been the subject of such bargaining and the collective bargaining agents have made a decision on behalf of such employee not to participate in the Plan.

(l)	“Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

(m)

“Five Percent Owner” means an owner of five percent or more of the total combined voting power of all classes of shares of the Company. An individual is considered to own any shares that are owned directly or indirectly by or for their brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. For purposes of determining whether an Employee is a Five Percent Owner, an Employee is considered to own shares that the Employee may purchase under outstanding options (including incentive stock options, nonqualified stock options, Options granted under the Plan or any other stock options). Further, for purposes of determining whether an Employee is a Five Percent Owner, the rules of Section 424 of the Code (relating to attribution of share ownership) shall apply. Accordingly, for purposes of determining whether an Employee is a Five Percent Owner, (i) the Employee is considered as owning the shares owned, directly or indirectly, by or for the Employee’s brothers or sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants and (ii) shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The determination of the percentage of the total combined voting power of all classes of shares of the Company that are owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the Option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the Option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

(n)	“Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.

(o)	“Highly Compensated Employee” has the meaning specified in Section 414(q) of the Code.

(p)	“Offering” means a given offering of Options under the Plan.

(q)

“Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date. The Offering Periods shall begin and end at such times as are specified by the Administrative Committee. Unless and until the Administrative Committee specifies different Offering Periods in writing, there shall be two Offering Periods during a calendar year, the first of which commences on January 1 and ends on June 30 and the second of which begins on July 1 and ends on December 31. In no event shall an Offering Period exceed 27 months.

(r)	“Option” means an option granted under the Plan to purchase Shares at the Option Price on the Exercise Date.

(s)

“Option Price” means the price per Share to be paid by each Participant upon exercise of an Option, which, subject to the following sentence, shall be 85 percent of the lesser of (i) the fair market value of a Share on the Grant Date or (ii) the fair market value of a Share on the Exercise Date. Prior to the commencement of an Offering Period, the Board, the Committee or the Administrative Committee may, in lieu of the Option Price specified in the preceding sentence, establish in writing an Option Price for an Offering that is greater than the amount specified in the preceding sentence; provided, that in no case shall such Option Price be lower than 85 percent of (i) the fair market value of a Share on the Grant Date or (ii) the fair market value of a Share on the Exercise Date, as applicable. The Option Price may be stated as either a percentage or as a dollar amount. The Option Price shall be subject to adjustment under Section 4(g).

(t)	“Participant” means a person who is eligible to be granted an Option under the Plan for the applicable Offering.

(u)

“Participating Subsidiary” means any Subsidiary of the Company that has been designated by the Administrative Committee, from time to time and in its sole discretion, as eligible to participate in the Plan; provided that each such Subsidiary is a “subsidiary corporation” within the meaning of Section 424(f) of the Code at the time of participation and that such participation will not cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

(v)

“Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

(w)	“Plan” means the EagleRock Land LLC Employee Share Purchase Plan, as set out in this document and as it may be amended from time to time.

(x)	“Qualified Employee Share Purchase Plan” means a share purchase plan to the extent that Section 423 of the Code applies to the plan.

(y)

“Retirement” means the Participant’s voluntary termination of employment after the date on which the Participant has reached the age of 55 and has a total of at least five years of continuous employment with the Company.

(z)	“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(aa)

“Shares” means Class A shares representing limited liability company interests in the Company. For the avoidance of doubt, “Shares” does not include the Company’s Class B shares representing limited liability company interests, which carry no economic rights (including no right to receive dividends or distributions upon liquidation of the Company), or any preferred shares that may be established and issued by the Company’s board of directors from time to time. All Shares issued under this Plan shall be duly authorized, fully paid and non-assessable. Shares, when issued, may be represented by a certificate or by book or electronic entry.

(bb)

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partnership interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained, and only to the extent permitted by Section 424 of the Code.

(cc)	“Trading Day” means a day on which the New York Stock Exchange is open for trading.

Section 2. Purpose, Share Commitment and Intent.

(a)

Purpose. The purpose of the Plan is to provide Employees of the Company that are selected by the Company to participate in the Plan an opportunity to purchase Shares through periodic Offerings of Options to purchase Shares at a discount and strengthen the commitment of Employees to the Company, motivate Employees to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons.

(b)

Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under the Plan is 1,377,784, subject to adjustment as provided in Section 4(g). In computing the number of Shares available for grant, any Shares relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

(c)

Intent. It is the intention of the Company to have the Plan qualify as an “employee share purchase plan” under Section 423 of the Code. Therefore, the provisions of the Plan are to be construed in a manner that is consistent with the requirements of Section 423 of the Code.

Section 3. Eligibility.

(a)

General Requirements. Subject to Section 3(c), each Employee of the Company who is not excluded from participation pursuant to Section 3(b) is eligible to participate in a given Offering if the individual is in the employ of the Company on the Grant Date; provided, that, subject to Section 3(b), an Employee hired during an Offering Period will be eligible to participate in the next Offering. For purposes of this Section 3(a), the existence of the employment relationship between an individual and the Company will be determined under Treasury Regulation Section 1.421-1(h). Participation in the Plan by any Employee is voluntary.

(b)

Exclusions From Participation. Subject to Section 3(c), under each Offering Options will be granted to all Employees of the Company, except that one or more of the following categories of Employees may, at the discretion of the Administrative Committee, be excluded from coverage under an Offering:

(1)	Persons Employed Less Than Two Years. Employees who have been employed less than two years (or a lesser period of time) as of the Grant Date may be excluded from an Offering.

(2)

Persons Customarily Employed Less Than 20 Hours Per Week. Employees whose customary employment is 20 hours or less per week (or a lesser number of hours per week as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering.

(3)

Persons Customarily Employed for Not More Than Five Months During a Calendar Year. Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date (or a lesser number of months as may be specified in writing by the Administrative Committee) may be excluded from an Offering.

(4)

Persons Who Are Highly Compensated Employees. Employees who are Highly Compensated Employees as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are Highly Compensated Employees with compensation above a certain level as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are both Highly Compensated Employees and officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act as of the Grant Date may be excluded from an Offering. Any exclusion relating to Highly Compensated Employees must be applied in an identical manner to all Highly Compensated Employees of the Company.

(5)

Certain Residents of Foreign Jurisdictions. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) (“Foreign Residents”) may be excluded from an Offering if (1) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

(6)

Default Exclusions From Participation. Unless the Administrative Committee specifies in writing different exclusions are applicable with respect to a given Offering, the persons referenced in paragraphs (1), (2), (3), (4) and(5) of this Section 3(b) shall be excluded from participation in an Offering.

(7)

Use of Exclusions Other Than Default Exclusions From Participation. If the Administrative Committee determines to apply exclusions from participation with respect to a given Offering that are different than the default exclusions specified in paragraph (6) of this Section 3(b), such exclusions shall be specified in writing. Any such exclusions from participation shall be consistent with the provisions of this Section 3(b).

(c)

Limitations Upon Participation by Certain Shareholders. No Employee shall be granted an Option to the extent that the Option would cause the Employee to be a Five Percent Owner immediately after the grant. Accordingly, an Employee who is a Five Percent Owner immediately prior to the Grant Date for an Offering shall not be granted an Option for such Offering. An Employee who would become a Five Percent Owner immediately after the grant of an Option only as a result of the grant of the Option shall be granted an Option to purchase no more than the number of whole Shares that would not cause the Employee to become a Five Percent Owner.

Section 4. Options.

(a)

Terms of an Offering. The terms of an Offering shall be established by the Administrative Committee. The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (1) a designation of the Company, (2) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3(b)), (3) the Offering Period, and (4) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of this Section 4(a) and Department of Treasury Regulations issued under Section 423 of the Code.

(b)

Grant of Option. Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period. Each Option grant is subject to the availability of a sufficient number of Shares reserved for purchase under the Plan. In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4(h).

(c)

Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of whole Shares equal to the least of the number of whole Shares that may be purchased during the Offering Period (1) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date, (2) under limitations established by the Administrative Committee or the Committee pursuant to Section 4(d), (3) under the limitation set forth in Section 4(e) or (4) without causing the Employee to become a Five Percent Owner. The number of Shares that may be purchased under an Option shall be subject to adjustment under Section 4(g) and Section 4(h).

(d)

Formula or Specific Share Limitation Established by the Company. The Administrative Committee may establish and announce to Participants prior to an Offering a maximum number of Shares that may be purchased by a Participant during the Offering Period. The Administrative Committee or the Committee may specify that the maximum amount of Shares that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the basic or regular rate of compensation, of all Employees.

(e)

Annual $25,000 Limitation. No Employee will be permitted to purchase Shares under all Qualified Employee Share Purchase Plans of the Company at a rate which exceeds $25,000 in fair market value of the Shares (determined at the time the Option is granted) for each calendar year in which any option granted to the Employee is outstanding at any time. This limitation shall be applied taking into account the rules set forth in Treasury Regulation Section 1.423-2(i) (or a successor regulation). Accordingly, in applying the limitation set forth in this Section 4(e), (1) the right to purchase Shares under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase Shares under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such Shares (determined at the time such option is granted) for any one calendar year and (3) a right to purchase Shares that has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

(f)

Equal Rights and Privileges. All Employees who are granted Options under an Offering must have equal rights and privileges within the meaning of Section 423 of the Code and Treasury Regulation Section 1.423-2(f). An Offering will not fail to satisfy the requirements of this Section 4(f) if, in order to comply with the laws of a foreign jurisdiction, the terms of an Option granted under the Offering to Foreign Residents are less favorable than the terms of Options granted under the Offering to Employees who are residents of the United States.

(g)

Adjustments of Options. In the event of any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) ordinary or special dividend (whether in the form of cash, Shares or other property), share split or reverse share split, (3) combination or exchange of Shares, (4) other change in corporate structure, or (5) any other transaction, distribution or action, which, in any such case the Administrative Committee determines, in its sole discretion, affects the Shares such that an adjustment is appropriate, the total number of Shares authorized to be committed to the Plan, the number of Shares subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Administrative Committee or the Committee. For the avoidance of doubt, adjustments in accordance with this Section 4(g) shall not in any case be contrary to the rules of Section 423 of the Code. In addition, the Committee shall, in its sole discretion, have authority to provide for (a) the acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

(h)

Insufficient Number of Shares. If the number of Shares reserved for purchase for any Offering Period is insufficient to cover the number of shares which Participants elect to purchase during such Offering Period, then the number of Shares which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of Shares which the Administrative Committee shall determine by multiplying the number of Shares reserved under the Plan for such Offering Period by a fraction, the numerator of which shall be the number of Shares which the Participant elected to purchase during the Offering Period and the denominator of which shall be the total number of Shares which all Participants elected to purchase during such Offering Period.

Section 5. Payroll Deductions.

(a)

Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, they must elect to participate in the Offering by authorizing deductions from their Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee or the Committee. An Employee who does not authorize payroll deductions from their Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering. Unless otherwise determined by the Administrative Committee or the Committee, the Participant’s payroll deductions shall be limited to 10 percent of their Base Compensation. Subject to a Participant’s right to discontinue payroll deductions as set forth in Section 5(c) and Section 6, a Participant may not, during any Offering Period, change their percentage of payroll deduction for that Offering Period. A Participant may not make additional payments to the Participant’s Account.

(b)

Payroll Deductions Continuing. A Participant’s payroll deduction authorization may remain in effect for all ensuing Offering Periods until changed by the Participant, subject to Section 5(a), in accordance with procedures established by the Administrative Committee or the Committee.

(c)

Right to Stop Payroll Deductions. A Participant shall have the right to discontinue the Participant’s payroll deduction authorization in accordance with procedures established by the Administrative Committee or the Committee.

(d)

Accounting for Funds. As of each payroll deduction period, the Company shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s cash compensation for that period. No interest shall be credited to the Participant’s Account at any time. The obligation of the Company to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Company.

(e)

Company’s Use of Funds. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(f)

Return of Funds. Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Shares during such Offering Period will be refunded to the Participants without interest. In accordance with procedures established by the Administrative Committee or the Committee, the Company may be permitted to apply a Participant’s unused payroll deductions to purchase additional Shares during a subsequent Offering Period, but only if the amount so applied does not exceed the value of a fractional share that the Participant could not purchase during the preceding Offering Period (because purchases of fractional shares are not permitted under the Plan).

Section 6. In Service Withdrawal, Termination or Death.

(a)

In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Administrative Committee or the Committee from time to time, elect to withdraw all of the funds then credited to the Participant’s Account by giving notice in accordance with the rules established by the Administrative Committee or the Committee. The amount elected to be withdrawn by the Participant shall be paid to the Participant as soon as administratively feasible. Any election by a Participant to withdraw the Participant’s cash balance under the Plan terminates the Participant’s right to exercise the Participant’s Option on the Exercise Date and the Participant’s entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, they must file a new payroll deduction election within the time frame required by the Administrative Committee or the Committee for participation for that Offering Period.

(b)

Termination of Employment Prior to the Exercise Date. Except as specified in Section 6(d) and Section 6(e), if a Participant’s employment with the Company is terminated for any reason, the Option granted to the Participant for that Offering Period shall lapse. If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant’s employment with the Company shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant’s employment is guaranteed either by statute or contract. The Participant’s funds then credited to the Participant’s Account shall be returned to the Participant as soon as administratively feasible.

(c)

Termination of Employment due to Death. If a Participant’s employment with the Company is terminated due to death, the Participant’s Beneficiary shall be refunded all of the funds then credited to the Participant’s Account as of the date of the Participant’s death.

(d)

Termination of Employment Due to Retirement Prior to the Exercise Date. If a Participant’s employment with the Company is terminated due to the Retirement of the Participant, the Participant shall withdraw all of the funds then credited to the Participant’s Account as of the Participant’s termination date.

(e)

Termination as a Result of a Disposition of Assets, a Division or an Entity. A Participant whose employment with the Company is terminated as a result of a disposition of assets, a division or an entity may, at their election by written notice to the Administrative Committee, either (1) exercise their Option as of the date of their termination of employment, in which event the Company shall apply the amount accrued under the Plan at that time to the purchase at the Option Price of Shares or (2) request payment of the Participant’s prior payroll deductions made under the Plan at that time, in which event the Company promptly shall make such payment, and thereupon the Participant’s interest in unexercised Options under the Plan shall terminate. If the Participant elects to exercise their Option, the date of their termination of employment shall be deemed to be the Exercise Date for the purpose of computing the amount of the Option Price of the Shares. As determined by the Administrative Committee, a Participant shall be deemed to have terminated their employment with the Company as a result of a disposition of assets, a division or an entity if such employment is terminated coincident with and as a result of the disposition.

Section 7. Exercise of Option.

(a)

Purchase of Shares. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole Shares that can be purchased at the Option Price for that Offering. If in any Offering the total number of Shares to be purchased by all Participants exceeds the number of Shares committed to the Plan, then each Participant shall be entitled to purchase only the Participant’s pro rata portion of the Shares remaining available under the Plan based on the balances in each Participant’s Account as of the Exercise Date. After the purchase of all Shares available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated because no Option shall remain exercisable after the Exercise Date.

(b)

Accounting for Shares. After the Exercise Date of each Offering, a report shall be given to each Participant stating the amount of the Participant’s Account, the number of Shares purchased and the Option Price. Issuance of Shares. The Administrative Committee may determine in its discretion the manner of delivery of the Shares purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of Shares certificates or any other means as the Administrative Committee, in its discretion, deems appropriate. The Administrative Committee may, in its discretion, hold the Shares certificate for any Shares or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the Shares be represented by book or electronic account entry rather than a certificate, the Administrative Committee may take such steps to restrict transfer of the Shares as the Administrative Committee considers necessary or advisable to comply with applicable law.

Section 8. Administration.

(a)

General. The Plan shall be administered under the direction of the Administrative Committee who shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code.

(b)

Delegation. To the extent permitted by applicable law, the Administrative Committee may delegate to one or more Employees some or all of its authority over the administration of the Plan. The Administrative Committee may appoint agents to assist it in administering the Plan.

(c)

Standard of Judicial Review of Committee Actions. The Administrative Committee has full and absolute discretion in the exercise of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Administrative Committee in the exercise of any of its powers and authority under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

Section 9. Participation in Plan By Designated Subsidiaries. The Administrative Committee may, from time to time and in its sole discretion, designate any Subsidiary as a “Participating Subsidiary” for purposes of the Section 423 component of the Plan, effective for any future Offering or Offering Period, provided that (i) such entity is a “subsidiary corporation” within the meaning of Section 424(f) of the Code, and (ii) its participation will not cause the Plan to fail to satisfy the requirements of Section 423 of the Code. The Administrative Committee may condition, limit, or terminate any such designation as it deems necessary or advisable to ensure compliance with Section 423 of the Code and other applicable law. The terms and conditions of this Plan may be interpreted as necessary to give effect to the inclusion of such a Participating Subsidiary.

Section 10. Termination and Amendment of the Plan.

(a)

Termination. The Company may, by action of the Board or the Committee, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all Shares committed to the Plan, unless the number of Shares committed to the Plan is increased by the Committee or the Board and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account. The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree otherwise.

(b)

Amendment. The Board or the Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with Section 423 of the Code. The Board or the Committee may suspend the operation of the Plan for any period as it may deem advisable.

However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to Shares previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan and any other change for which shareholder approval is required under regulations issued by the Department of Treasury must be approved by the shareholders of the Company in order to be effective.

Section 11. Miscellaneous.

(a)

Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.

(b)

Options Are Not Transferable. No Option granted to a Participant under the Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during the Participant’s lifetime, only by the Participant. In the event any Participant attempts to violate the terms of this Section 11(b), any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.

(c)	Voting of Shares. Shares held under the Plan for the account of each Participant shall be voted by the holder of record of those Shares in accordance with the Participant’s instructions.

(d)

No Rights of Shareholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until they acquire Shares as provided in the Plan.

(e)

Governmental Regulations. The obligation to sell or deliver the Shares under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the Shares.

(f)

Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Administrative Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be. Such notification, at the discretion of the Administrator, may be made via the Company’s electronic recordkeeping system.

(g)

Indemnification of the Administrative Committee, the Committee and the Board. In addition to all other rights of indemnification as they may have as directors or as members of the Administrative Committee, the Committee, the members of the Administrative Committee and the Committee shall be indemnified by the Company to the extent permitted under applicable law against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Administrative Committee or Committee member is liable for gross negligence or willful misconduct in the performance of their duties.

(h)

Tax Withholding. At the time a Participant’s Option is granted or exercised or at the time a Participant disposes of some or all of the Shares purchased under the Plan, the Participant must make adequate provision for the Company’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

(i)	Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

(j)

Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Company that employs the Participant, the Company, the Administrative Committee and the Committee in order to administer the Plan.

(k)

Notice of Disposition. By becoming a Participant in the Plan, each Participant agrees to promptly give the Administrative Committee notice of any Shares disposed of within the later of (a) one year from the Exercise Date and (b) two years from the Grant Date with respect to such Shares, and the notice shall include the number of Shares disposed of and the Exercise Date and the Grant Date for the Shares.

(l)

Dispositions in Compliance with Securities Laws. By becoming a Participant in the Plan, each Participant agrees that any dispositions of Shares by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Securities Exchange Act.

(m)

Beneficiary(ies). At the time of the Participant’s or former Participant’s death, (a) any cash in the Plan or (b) any cash and Shares in the Account shall be distributed to such Participant’s or former Participant’s (1) executor or administrator or (2) their heirs at law, if there is no administration of such Participant’s or former Participant’s estate. The Participant’s or former Participant’s executor or administrator or heirs at law, if there is no administration of such Participant’s or former Participant’s estate, shall be such Participant’s or former Participant’s Beneficiaries. Before any distribution is made, the Administrative Committee may require appropriate written documentation of (a) the appointment of the personal representative of the Participant’s estate or (b) heirship.

(n)

Severability. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

(o)	Binding Effect. This Plan shall be binding upon any successor of the Company.

(p)

Limitation on Liability. Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

(q)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law of such state.